Exhibit 5.1

July 31, 2008

Arno Therapeutics, Inc.
30 Two Bridges Road, Suite 270
Fairfield, NJ 07004

                Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

                We have acted as counsel for Arno Therapeutics, Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale by the selling stockholders named therein (the “Selling Stockholders”) of an aggregate of 10,585,334 shares of common stock, par value $0.00001 per share (the “Common Stock”), consisting of 10,389,145 shares of issued and outstanding shares of Common Stock (the “Shares”) and 196,189 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of outstanding warrants held by certain of the Selling Stockholders (the “Warrants”).

In connection with rendering this opinion, we have reviewed the following: (i) the Company’s certificate of incorporation, as amended to date; (ii) the Company’s bylaws in effect on the date hereof; (iii) the Warrants; and (iv) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Shares, the Warrants and the Warrant Shares.

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

1.  The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.  The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

Very truly yours,

/s/ Fredrikson & Byron, P.A.

FREDRIKSON & BYRON, P.A.